SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
                                               (Amendment No. ____)

Filed by the Registrant                              [ X ]

Filed by a Party other than the Registrant           [  ]

Check the appropriate box:

[X]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

             Super 8 Motels, Ltd., a California limited partnership
                (Name of Registrant as Specified In Its Charter)


                                      N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required.


[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


         1) Title of each class of securities to which transaction applies:

                  -------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:

                  -------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


                  -------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:


                  ------------------------------------------------------


         5)       Total fee paid:


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[X]      Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


         1)       Amount Previously Paid:


                  $2,420


         2)       Form, Schedule or Registration Statement No.:


                  Schedule 14A


         3)       Filing Party:


                  Registrant


         4)       Dated Filed:


                  May 15, 1998

                                                    REVISED  PRELIMINARY COPY




                              INFORMATION STATEMENT


                       PROPOSED ACTIONS BY WRITTEN CONSENT
                               OF LIMITED PARTNERS
                                       OF
                              SUPER 8 MOTELS, LTD.,
                        A CALIFORNIA LIMITED PARTNERSHIP


                                 June ____, 1998


                            SOLICITATION OF CONSENTS


         The limited partners (the "Limited Partners") of SUPER 8 MOTELS, LTD., a California limited partnership (the "Partnership"), are being asked to consider and approve by written consent the proposed sale of all of the Partnership's interests in real property and related personal property (the "Properties") for an aggregate purchase price of $12,100,000, and the dissolution of the Partnership, which proposals are described hereinafter. It is estimated that the sale of the Properties on the proposed terms would result in total additional distributions to the Limited Partners in the approximate amount of $2,070 per each original $1,000 Unit of limited partnership interest. If the proposals are approved and the proposed sale is consummated, among other things, all of the Partnership's assets will be liquidated and the Partnership will be dissolved. (See "Effects of Approval of the Proposals" below.)

         THE ENCLOSED FORM OF ACTIONS BY WRITTEN CONSENT OF LIMITED PARTNERS (THE "CONSENT") IS SOLICITED ON BEHALF OF THE PARTNERSHIP AND GROTEWOHL MANAGEMENT SERVICES, INC., THE GENERAL PARTNER OF THE PARTNERSHIP (THE "GENERAL PARTNER"). This Information Statement and the enclosed Consent were first sent to the Limited Partners on or about June __, 1998.


         Units of limited partnership interest in the Partnership (the "Units") represented by Consents duly executed and returned to the Partnership on or before July __, 1998 (unless extended by the General Partner pursuant to notice mailed to the Limited Partners) will be voted or not voted in accordance with the instructions contained therein. If no instructions for the proposals are given on an executed and returned Consent, Units so represented will be voted in favor of the proposals. The General Partner will take no action with respect to the proposals addressed herein except as specified in the duly executed and returned Consents.

         The cost of this solicitation of Consents is being borne by the Partnership. Such solicitation is being made by mail and, in addition, may be made by officers and employees of the Partnership and the General Partner, either in person or by telephone or telegram.

                            REASONS FOR THE PROPOSAL

         The Partnership was formed in 1978 and its three motel properties located in South San Francisco, Sacramento County and Modesto opened for business during the years 1979, 1980 and 1980, respectively.

         During recent years, increasing levels of earnings have resulted in increased fair market values for the Properties. This Information Statement has been prepared to ask the Limited Partners to approve the sale of the Properties for cash in the amount of the aggregate appraised fair market values of $12,100,000.

         It has always been the intention of the Partnership to liquidate the Properties when it became apparent that the best interests of the Limited Partners would be served by doing so. The General Partner has received inquiries over the years as to when the Properties were to be sold and the Partnership liquidated. Its response, until recently, has been that because of overbuilt and depressed motel market conditions, the time was not right for a sale of the Properties. Conditions have changed, and the General Partner believes that they should be sold now and the Partnership liquidated.


         During September and October 1997, Everest Properties II, LLC, a member of an affiliated group of entities which is the second largest investor group in the Partnership (the "Everest Group"), made an offer to purchase the Properties and the motel properties of four other California limited partnerships as to which the General Partner serves as general partner (the "GMS Partnerships"). The purchase price set forth in the October offer was $8,351,230, a price far below $12,100,000, the recent appraised value and the price offered in the current proposal. The General Partner rejected the prior offer. Conflicts between the Everest Group and the Partnership resulted in lawsuits. Inasmuch as the General Partner agreed with the Everest Group in principle that the Properties should be sold, a settlement was reached whereby, among other things, the General Partner agreed to take steps to sell the Properties, and the lawsuits were dismissed.

         As   discussed    more   fully   below   under    "Appraisal   of   the
Properties/Fairness   Opinion,"  the  Properties  have  been  appraised  by  PKF
Consulting, a highly-respected national hospitality industry specialist. Its conclusion is that the aggregate fair market value of the Properties is $12,100,000, which is the proposed purchase price of the Properties. The purchase price is to be paid in cash, and the net proceeds thereof will be distributed in accordance with the Partnership Agreement upon the close of the sales transactions and the concomitant dissolution of the Partnership. Termination of the Partnership will occur as soon as the winding up process can be completed.


         The General Partner is recommending the approval of the transaction by the Limited Partners for the following reasons:

      The General Partner believes that the sale value of the Properties is now at the crest of a seller's market which may not last much longer. Although there can be no assurance that the Properties' values will not increase over time, the General Partner believes that within the next five years only modest increases in the Properties' values can be expected to occur. This belief is substantiated by the appraisals. The General Partner believes that now is the time to sell the Properties.

      Although the motels are in good condition, they are almost 20 years old and have never been refurbished. If the Properties are to be retained, it would be necessary for the Partnership to spend large sums for their refurbishment and modernization. The General Partner believes that the funds for such expenditures would not be available from cash flow without reducing future distributions.

     The Partnership's intention has always been to sell the Properties when the market conditions warranted sale. It was never an investment objective of the Partnership to hold the Properties permanently.

     The General Partner understands that the circumstances of many of the Limited Partners have changed over the life of the Partnership and believes that the Limited Partners should be presented with an opportunity to liquidate their investments. In this regard, the General Partner believes that it is important to understand that no true market exists for the sale of Units. Heretofore, to dispose of their Units, Limited Partners have had to arrange private sales, or accept tender offers, at prices well below the correlative value of the underlying assets.


     The Properties are proposed to be sold to the Buyer for $12,100,000, approximately $3,750,000 more than was offered for the Properties in October 1997 by the Everest Group. The sales price is equal to the appraised value of the Properties as determined by PKF Consulting, an independent real estate advisory firm specializing in the valuation of lodging properties. The proposed sale will be for all cash. PKF Consulting has rendered to the Partnership a fairness opinion, stating its opinion that the sales price is fair to the Partnership. The contract of sale between the Partnership and the Buyer provides for a closing of the sale on July 15, 1998 or within 30 days after approval of the sale by the Limited Partners, whichever occurs later. For these reasons, and because of the length of time that widespread marketing of the Properties might take, the General Partner has not actively marketed the Properties for sale. There can, therefore, be no assurance that the proposed sale of the Properties to the Buyer is at the highest price attainable for the Properties.

     As of May 31, 1998, the Limited Partners had already received, over the life of the Partnership, the sum of $2,143.64 per Unit (more than twice their $1,000 per Unit original investment) in the form of quarterly distributions. Upon the sale of the Properties pursuant to the proposed transaction, the Limited Partners would receive an additional pre-tax distribution in the estimated amount of approximately $2,070 per Unit.


                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         The only outstanding class of voting securities of the Partnership is the Units. Each Unit entitles its holder to one vote on each proposal.

         All Limited Partners as of the date action is taken on the proposals (the "Record Date") are entitled to notice of and to vote on the proposals. As of April 13, 1998 there were 5,000 Units outstanding and a total of 745 Limited Partners entitled to vote such Units. With respect to the proposals to be voted upon, the favorable vote of Limited Partners holding in excess of 50% of the Units outstanding as of the Record Date will be required for approval. There are no rights of appraisal or similar rights of dissenters with regard to the proposals to be voted upon.

         As of April 13, 1998 no person or group of related persons was known by the Partnership to be the beneficial owner of more than 5% of the Units, except the following group of related Unit holders:

  Liquidity Fund 73                                  143 Units         2.86%
  Liquidity Fund 74                                  127 Units         2.54%
  Liquidity Fund 75                                   66 Units         1.32%
  Liquidity Fund Tax Exempt Partners                 116 Units         2.32%
  Liquidity Fund Tax Exempt Partners II              153 Units         3.06%
  Liquidity Fund XI                                   13 Units         0.26%
  Liquidity Fund XIII                                  2 Units         0.04%
  Liquidity Fund XIV                                   5 Units         0.10%
  Liquidity Income/Growth Fund 1985                   29 Units         0.58%
  Liquidity Fund 65                                   17 Units         0.34%
                                                     -----------------------

         Total                                       671 Units        13.42%

Neither the General Partner nor any of its affiliates are the beneficial owners of any Units.

         No meeting will be held with regard to this solicitation of the Limited Partners. Voting may be accomplished by completing and returning to the offices of the Partnership, at 2030 J Street, Sacramento, California 95814, telephone:
(916) 442-9183, the form of Consent included herewith. Only Consents received prior to the close of business on the date (the "Action Date") which is the earlier of (i) the date on which the Partnership receives approval of both proposals by a majority-in-interest of the Limited Partners, or (ii) July __, 1998 (unless extended by the General Partner pursuant to notice mailed to the Limited Partners), will be counted toward the vote on the proposals. However, Limited Partners are urged to return their Consents at the earliest practicable date.

         If a Limited Partner has delivered an executed Consent to the Partnership, the Limited Partner may revoke such Consent not later than the close of business on the date immediately prior to the Action Date. As of the Action Date, the actions which are the subject of this solicitation will either be effective (if the requisite number of executed Consents have been received by the Partnership) or the solicitation period will have expired without approval of the proposals. The only method for revoking a Consent once it has been delivered to the Partnership is by the delivery to the Partnership prior to the Action Date of a written instrument executed by the Limited Partner who executed the Consent which states that the Consent previously executed and delivered is thereby revoked. Other than the substance of the revocation described above, no specific form is required for such revocation. An instrument of revocation will be effective only upon its actual receipt prior to the Action Date by the Partnership or its authorized agent at the Partnership's place of business as set forth in the foregoing paragraph.

                       CONSENT UNDER PARTNERSHIP AGREEMENT

         Pursuant to Section 6.3F of the Partnership's Certificate and Agreement of Limited Partnership (the "Partnership Agreement"), a majority-in-interest of the Limited Partners must approve or disapprove the sale at one time of all or substantially all of the Partnership's assets. Because the Properties constitute substantially all of the Partnership's assets (as discussed below under "The Properties and the Partnership's Business"), the General Partner and the Partnership are seeking the approval of the proposed sale of the Properties by a majority-in-interest of the Limited Partners. If the proposals are approved by the Limited Partners but the proposed sale of the Properties described herein is not consummated because one or more of the conditions precedent to the sale (see "Purchase Agreement") is not satisfied (excluding the condition precedent that the Limited Partners approve the proposed sale), the General Partner will consider the Limited Partners' approval of the proposals set forth herein to constitute approval of any purchase offer for the Properties (or for an individual motel, including the related leasehold and personal property) if such purchase offer is reflected in an executed purchase agreement no later than January 31, 1999, is consummated no later than June 30, 1999, is for "all cash," and is for an amount equal to or greater than $2,700,000 for the Sacramento County motel, $7,600,000 for the South San Francisco motel, and/or $1,800,000 for the Modesto motel. If the General Partner should receive more than one such purchase offer, it would accept the best offer, unless the General Partner had already entered into a binding contract for a less favorable offer. However, notwithstanding the preceding, if prior to entering into a binding contract the General Partner should receive one or more "all cash" purchase offers and also should receive one or more purchase offers in an amount greater than that set forth in the highest "all cash" offer but entailing the receipt by the Partnership of a promissory note for part of the purchase price, the Partnership would present all such offers to the Limited Partners for approval.

         Under Section 13.1 of the Partnership Agreement, the sale of all or substantially all of the Partnership's assets will not result in the dissolution of the Partnership. Accordingly, the General Partner is also seeking the approval by a majority-in-interest of the Limited Partners of the dissolution of the Partnership if the proposed sale of the Properties are actually consummated.

         Limited Partners must approve each proposal in order for either of them to be effective. In the event the Limited Partners do not approve both proposals, the Partnership will not proceed to implement the proposed sale of the Properties.

                  THE PROPERTIES AND THE PARTNERSHIP'S BUSINESS

         The Properties consists of three leasehold interests, the motel properties constructed thereon, and the related personal property. The three motels are managed and operated by the Partnership under the name "Super 8 Motel."

Narrative Description of Business

(a)      Franchise Agreements

         The Partnership operates each of its motel properties as a franchisee of Super 8 Motels, Inc. through sub-franchises obtained from Super 8 Management Corporation. In March 1988, Brown & Grotewohl, a California general partnership that is an Affiliate of the General Partner, became sub-franchisor in the stead of Super 8 Management Corporation, another Affiliate of the General Partner. As of November 10, 1997, Super 8 Motels, Inc. had franchised a total of 1,619 motels having an aggregate of 98,000 guestrooms in operation. Super 8 Motels, Inc. is a wholly-owned subsidiary of Hospitality Franchise Systems, Inc. Neither the Partnership nor the General Partner has any interest in Hospitality Franchise Systems, Inc.

         The objective of the Super 8 Motel chain is to maintain a competitive position in the motel industry by offering to the public comfortable, no-frills accommodations at a budget price. Each Super 8 Motel provides its guests with attractively decorated rooms, free color television, direct dial telephone and other basic amenities, but eliminates or modifies other items to provide substantial cost reduction without seriously affecting comfort or convenience. Some of these savings are accomplished by reductions in room size, elimination of expensive lobbies, and by substantial economies in building construction.

         By the terms of each franchise agreement with Super 8 Motels, Inc., the Partnership pays monthly franchise fees equal to 4% of its gross room revenues (half of which is paid to the sub-franchisor) and contributes an additional 1% of its gross room revenues to a fund administered by Super 8 Motels, Inc. to finance the national reservation and promotions program.

(b)      Operation of the Motels

         The General Partner manages and operates the Partnership's motels. The General Partner's management responsibilities include, but are not limited to, supervision and direction of the Partnership's employees having direct responsibility for the operation of each motel, establishment of room rates and direction of the promotional activities of the Partnership's employees. In addition, the General Partner directs the purchase of replacement equipment and supplies, maintenance activity and the engagement or selection of all vendors, suppliers and independent contractors. The Partnership's financial accounting activities are performed by the individual motel staffs and a centralized accounting staff, all of which work under the direction of the General Partner. Together, these staffs perform all bookkeeping duties in connection with each motel, including all collections and all disbursements to be paid out of funds generated by motel operations or otherwise supplied by the Partnership.

         As of December 31, 1997, the Partnership employed a total of 59 persons, either full or part-time, at its three motel properties, including 20 desk clerks, 31 housekeeping and laundry personnel, three maintenance personnel, two van drivers, and three motel managers. In addition, and as of the same date, the Partnership employed 11 persons in administrative positions at its central office in Sacramento, California, all of whom worked for the Partnership on a part-time basis. They included accounting, investor service, sales and marketing and motel supervisory personnel, secretarial personnel, and purchasing personnel.

(c)      Competition

         As discussed in greater detail below, in the areas in which its motel properties are located the Partnership faces intense competition from motels of varying quality and size, including other budget motels which are part of nationwide chains and which have access to nationwide reservation systems.

         Super 8 Motels offer accommodations at the upper end, in terms of facilities and prices, of the budget segment of the lodging industry.

Properties

         The net proceeds of the Partnership's offering of Units were expended for the acquisition (by lease) and development of three properties located in Sacramento County, South San Francisco and Modesto, California. The aggregate acquisition and development cost of the properties was funded with such proceeds and financing in the amount of $850,000 secured by deeds of trust to each of the motels. This original loan was repaid in April 1988 with the proceeds of the San Francisco Federal Savings & Loan Association (SFFSLA) loan described in Note 6 of the audited financial statements. The SFFSLA loan bears interest at the rate of 3% over the Federal Home Loan Bank Board 11th District Cost of Funds (with a minimum interest rate of 8.5%) and requires monthly payments of principal and interest in the amount of $9,061. The SFFSLA loan, which is secured by a deed of trust encumbering the South San Francisco motel, matures on May 1, 2003, at which time a "balloon" payment of approximately $740,000 will be due and payable. SFFSLA is now known as California Federal Bank.

(a)      Sacramento County

         Description of Motel. The Partnership is the lessee of approximately 241,000 square feet of land located at the northeast corner of Madison Avenue and Hillsdale Boulevard, and adjacent to Interstate Highway 80, in Sacramento County, California. The site is located to the east of the City of Sacramento. The Partnership has constructed a 128-room motel on the site. Construction of the motel was completed and the motel commenced operations in April 1980.

         The property site consists of two leased parcels. The leases provide for payment by the Partnership of all taxes, utilities and costs of maintenance in addition to the monthly rent, and will expire on June 30, 2013. Pursuant to the lease agreements, the Partnership has five consecutive 10-year renewal options. The leases provide for adjustments to the monthly rent every two years according to changes in the Consumer Price Index for all Urban Consumers for the San Francisco-Oakland Area (the "CPI"). The total monthly rent was adjusted to $9,719 ($116,630 annually) as of July 1, 1996.

         The leases provide that the improvements constructed by the Partnership on the leased premises will remain the property of the Partnership during the lease term but that upon expiration of the leases, title to any such improvements will pass to the lessor. The Partnership has subleased several unused portions of the motel site as described below. As a result of the development discussed below, the General Partner regards the Sacramento site as completely developed.

         Madison Avenue Properties Sublease.During February 1983 the Partnership entered into a sublease with Madison Avenue Properties (an unaffiliated developer which is a general partnership of which Jim White, Norbert J. Havlick, William J. Hughes, Jr. and Merle D. Gilliland are the partners) of an undeveloped portion of the motel site comprising approximately 38,000 square feet. Construction of a restaurant and cocktail lounge facility on the property was completed and the facility opened for business in April 1984.

         The sublease to Madison Avenue Properties extends through March 31, 2003, and has five consecutive 10-year renewal options (but does not require the Partnership to extend the term of its master leases for the property.) The cost of improvements and all maintenance, taxes and utilities are the responsibility of the sublessee. The Partnership and the fee owner of the property have agreed to subordinate their interests therein to encumbrances securing permanent financing for the restaurant and cocktail lounge facility.

         The annual rent payable to the Partnership is equal to the greater of 1.5% of gross receipts generated by the restaurant and cocktail lounge facility, or a fixed annual rent. The fixed annual rent is adjusted every two years according to changes in the CPI. On April 1, 1998 the fixed annual rent was increased to $38,073.

         The total rent earned by the Partnership during the last three years is as follows:

         Year                       Rent

         1995                       $34,385
         1996                       $35,398
         1997                       $35,736

     KMH Trinity Properties Sublease. During December 1986, the Partnership entered into a sublease with KMH Trinity Properties ("KMH") of another undeveloped portion of the motel site consisting of approximately 33,000 square feet. KMH is an unaffiliated limited partnership of which Kenneth L. Mackey and William J. Hughes, Jr. are the general partners.

         The sublease to KMH is for a term expiring on June 30, 2013, with five consecutive 10-year renewal options exercisable by KMH. Because the initial terms of the Partnership's leases of the overall motel property end on June 30, 2013, the Partnership has agreed in this sublease to exercise up to two of its 10-year renewal options in the event that KMH elects to extend the basic term of its sublease with the Partnership.

         The sublease provides for a minimum annual rent that is adjusted every two years for changes in the CPI. On December 1, 1996 the minimum annual rent was adjusted to $31,092.

         Pursuant to the sublease, KMH has developed and is operating a retail shopping center on the subleased land. KMH is required to pay, in addition to the minimum rent described above, 25% of all rent received each year from tenants of the shopping center in excess of a sum which is equal to $1.05 multiplied by the rentable square footage of the shopping center (9,930 square feet). The shopping center opened in September 1987. The total annual rent (including the minimum rent) earned by the Partnership during the last three years is as follows:

         Year                       Rent

         1995                       $29,672
         1996                       $29,885
         1997                       $31,092

     Sterling Equity Investments Sublease. During November 1987, the Partnership entered into a sublease with Sterling Equity Investments ("Sterling") of an undeveloped portion of the motel site consisting of approximately 27,000 square feet. Sterling is an unaffiliated general partnership of which Kenneth L. Mackey and William J. Hughes, Jr. are the partners.

         The sublease is for a term expiring on June 30, 2013, with five consecutive 10-year renewal options exercisable by Sterling. Because the initial terms of the Partnership's leases of the overall motel property end on June 30, 2013, the Partnership has agreed in this sublease to exercise up to two of its 10-year renewal options in the event that Sterling elects to extend the basic term of its sublease with the Partnership.

         The sublease provides for a minimum annual rent that is adjusted every two years for changes in the CPI. On November 12, 1997, the minimum annual rent was adjusted to $20,868.

         Pursuant to the sublease Sterling has developed and is operating a retail shopping center on the subleased land. Sterling is required to pay, in addition to the minimum rent described above, 25% of all rent received in each year from tenants of the shopping center in excess of a sum which is equal to $1.10 multiplied by the rentable square footage of the shopping center (9,069 square feet). The shopping center opened in July 1988. The total annual rent (including the minimum rent) earned by the Partnership during the last three years is as follows:

         Year                       Rent

         1995                       $19,001
         1996                       $19,676
         1997                       $19,835

     Motel Operations. The Sacramento motel achieved the following average occupancy rates and average room rates for the years 1997, 1996 and 1995:

                                    1997             1996              1995
                                    ----             ----              ----

Average Occupancy          58.4%            55.5%             53.8%
Average Room Rate          $42.09           $40.37            $41.06


         The  following   lodging   facilities   provide   direct  and  indirect
competition to the Partnership's Sacramento County motel:

                                                     Approximate
         Motel             Number                    Distance From
         Facility          Of Rooms                  The Motel

         Motel 6           82                        Across Street
         Holiday Inn       350                       0.25 mile
         La Quinta Motel   130                       0.50 mile
         Oxford Suites     131                       5.00 miles

         The Sacramento County motel's patronage consists primarily of leisure, military and corporate sources. The motel has significant weekend patronage from sports teams and vacation travelers. In 1997 the McCllelan Air Force Base, which is in the process of closing, provided approximately 11% of the occupied rooms and approximately 8% of the room revenue, in 1996 approximately 15% of the occupied rooms and approximately 11% of the room revenue, and in 1995 approximately 19% of the occupied rooms and approximately 14% of the room revenue. McCllelan Air Force Base is scheduled for complete closure in 2001. No other customer supplies as much as 5% of the motel's patronage.

(b)      South San Francisco

         Description of Motel. The Partnership is the lessee of two parcels of approximately 81,330 square feet of land located at the corner of Mitchell and West Harris Avenues in the City of South San Francisco, approximately two miles north of the San Francisco International Airport. One of the two parcels leased was pursuant to a sublease until the Partnership's landlord purchased the subleased area in 1984 from an unrelated party. In 1984 the original lease was modified to reflect the changed ownership, and has substantially the same terms and conditions as the original lease. The Partnership has constructed a 117-room motel on the site. Construction of the motel was completed and motel operations commenced on December 5, 1979.

         The leases provide for payment by the Partnership of all taxes, utilities and costs of maintenance and expire, according to their terms, on December 31, 2007. Each lease provides for five consecutive five-year renewal options exercisable by the Partnership. The monthly rent for each parcel is adjusted at five-year intervals according to changes in the CPI. As of December 15, 1993 the rent was adjusted to $7,547 per month ($90,564 per year).

         Improvements constructed by the Partnership on the leased premises will remain the property of the Partnership during the lease terms. However, upon the expiration of the leases, title to any such improvements will pass to the lessor.

         Motel Operations. The South San Francisco motel achieved the following average occupancy rates and average room rates for the years 1997, 1996 and 1995:

                           1997             1996              1995
                           ----             ----              ----

Average Occupancy          83.7%            78.3%             69.4%
Average Room Rate          $59.68           $53.83            $49.43

         The  following   lodging   facilities   provide   direct  and  indirect
competition to the Partnership's South San Francisco motel:

                                                              Approximate
         Motel                      Number                    Distance From
         Facility                   Of Rooms                  The Motel

         Ramada Inn                 250                       Across Street
         Econo Lodge                 51                       Adjacent
         La Quinta Motor Inn        174                       0.25 mile
         TraveLodge                 200                       0.50 mile
         Grosvenor Inn              210                       0.50 mile
         Comfort Suites             165                       1.00 mile
         Days Inn                   200                       2.00 miles

         The major sources of patronage at the motel are leisure travelers and business travelers. No single account supplies as much as 5% of the motel's patronage.

(c)      Modesto

         Description of Motel. The Partnership is the lessee of 2.188 acres of land in the City of Modesto on Orangeburg Avenue near Evergreen Road, located immediately east of U.S. Highway 99, upon which it has constructed an 80-room motel. Construction of the motel was completed and operations commenced during April 1980.

         The lease term will expire on September 13, 2029. The lease may be extended at the Partnership's option for three additional 10-year periods. The monthly rent is adjusted at three-year intervals according to changes in the CPI. The rent was adjusted effective September 15, 1996 to $5,913 per month ($70,954 per year).

         During the term of the lease, the Partnership is responsible for the payment of all taxes, utilities and costs of maintenance. The lease provides that the improvements on the premises are the property of the Partnership until the termination of the lease, at which time they will become the property of the lessor.

     Motel  Operations.   The  Modesto  motel  achieved  the  following  average
occupancy rates and average room rates for the years 1997, 1996 and 1995:

                           1997             1996              1995
                           ----             ----              ----

Average Occupancy          60.1%            66.8%             73.2%
Average Room Rate          $44.70           $41.63            $41.06


         The  following   lodging   facilities   provide   direct  and  indirect
competition to the Partnership's Modesto motel:

                                                     Approximate
         Motel                      Number           Distance From
         Facility                   Of Rooms         The Motel

         Ramada Inn                 115              0.10 mile
         Holiday Inn                188              0.25 mile
         Mallard's Best Western     120              0.50 mile
         Red Lion                   285              2.00 miles

         The major sources of patronage at the Modesto motel are business travelers, leisure travelers and the many sports teams attending athletic events in the area. No single account generates as much as 5% of the motel's total patronage.

                               PURCHASE AGREEMENT


         On April 30, 1998, the Partnership entered into an agreement to sell the Properties to Tiburon Capital Corporation, San Francisco, California, or a nominee of Tiburon Capital Corporation (the "Buyer"), for the sum of $12,100,000, payable in cash at the close of escrow. Escrow was opened at Chicago Title Company, San Francisco, California on June 10, 1998.

         The following paragraph is based on information provided by the Buyer. The Buyer is a California corporation formed in 1992. All of its stock has been owned since its inception equally by William R. Dixon, Jr., Herbert J. Jaffe, John L. Wright and John F. Dixon. Management and control persons of the Buyer consist of its stockholders. The Buyer and its related entities, including Pacific Management Group, Inc., NCM Management Ltd. and Capital Concepts Investment Corp., are and have been involved in many business transactions, including the ownership and asset or property management of real estate assets. (The owners, management and the control persons of such related entities are two or more of the owners of the Buyer.) In many instances, the real estate assets were or are owned by limited partnerships or limited liability companies formed and syndicated by the Buyer or its related entities for the specific purpose of owning such assets. The form of an entity owning real estate assets is typically dictated by investors and/or lenders. In like fashion, it is anticipated that a nominee of the Buyer, which would be a limited liability company, would actually purchase the Properties instead of the Buyer. It is currently anticipated that the members of such limited liability company would be two other limited liability companies, one of which would be formed and syndicated by the Buyer and the other of which would be formed and wholly-owned by Mark Grotewohl. In such event, Mark Grotewohl would be entitled to up to a 50% indirect interest in the owner of the Properties, and in some way is expected to share in the management and control of the owner of the Properties and/or the management of the Properties. Mr. Grotewohl's ultimate rights and obligations are the subject of current negotiation between him and the Buyer.




         Mark Grotewohl is the son of Philip Grotewohl, the owner of 50% of the stock of the General Partner. He was employed until recently as the manager of the Sacramento motel and as the marketing and sales director for the five GMS Partnerships. It might be contended that Mark Grotewohl is, by virtue of his past relationship with the Partnership, an Affiliate of the Partnership as defined in its Partnership Agreement. Under Section 11.2 of the Partnership Agreement, the Partnership is not permitted to sell its real property to "Affiliates" of the General Partner. (The Partnership Agreement defines "Affiliate" as (i) any person directly or indirectly controlling, controlled by, or under common control with another person, (ii) a person owning or controlling 10% or more of the outstanding voting securities or another person, (iii) any officer, director, partner or employee of any person, and (iv) if a person is classified as an affiliate by virtue of (i), (ii) or (iii) above is an officer, director, partner or employee, any company for which such person acts in any such capacity.) The General Partner believes that, based on the facts and circumstances, Mark Grotewohl is not an Affiliate of the Partnership or the General Partner, because Mark Grotewohl neither (i) possesses the power to direct or cause the direction of the management and policies of the Partnership or the General Partner, and therefor does not control the Partnership or the General Partner, (ii) owns any voting securities in the Partnership or the General Partner, nor (iii) serves as an officer, director, partner or employee of the General Partner or the Partnership.


         The Buyer has made a contemporaneous offer to purchase the motel properties of the four other GMS Partnerships. The offers made by the Buyer for the properties of each of the GMS Partnerships have been evaluated independently by the General Partner. Other than with respect to the purchase price of each motel, the offers are on identical terms. If the limited partners of the other partnerships do not approve the sale of their respective properties to the Buyer, however, the Buyer has the right and option not to proceed with the proposed purchase of the Properties from the Partnership, even if the Limited Partners approve this sale. In this regard, the Partnership has not solicited any offers to purchase the Properties or the motel properties of the other GMS Partnerships, has not listed the Properties or the motel properties of the other GMS Partnerships for sale with independent brokers, and has not otherwise actively sought competing offers for the Properties or the motel properties of the other GMS Partnerships. Consequently, the offer presented by the Buyer is the only offer that the General Partner has received for the Properties or the motel properties of the other GMS Partnerships other than those presented by the Everest Group.


         There are a number of significant conditions to the consummation of the proposed sale of the Properties; therefore, there can be no assurance as to whether, or when, such transaction will be consummated. Among these conditions are the Partnership's receipt of the approval of the Limited Partners; the Buyer's receipt (at the Partnership's expense) and approval of an ALTA Survey and preliminary title report for the Properties; the absence of any damage or loss to the Properties prior to the closing date in excess of $50,000; the decision by the Buyer, in its unfettered discretion, to terminate the proposed purchase prior to June 30, 1998; the Buyer's receipt prior to June 30, 1998 of a loan commitment for financing in an amount of not less than 90% of the purchase price of the Properties, provided that the deadline may be extended upon request of the Buyer for up to 15 days; and receipt by the Partnership of any necessary approvals of the sale by, among others, the franchisor, the landlords, and the subtenants. The General Partner expects that such conditions will be satisfied; however, there can be no assurances in this regard. No federal or state regulatory requirements must be complied with, or approvals obtained, in connection with the transaction.


         The Buyer will deposit the sum of $63,000 into escrow on the later of the expiration of the Buyer's inspection period referred to above or the date the Partnership notifies the Buyer that the Limited Partners have approved the proposed sale of the Properties. Should the Buyer default in the performance of its obligations under the purchase agreement, the Partnership will be entitled to retain said deposit as its only damages.


         The Partnership and the Buyer will share closing costs. The General Partner anticipates that the Partnership's share of aggregate closing costs, including real estate brokerage commissions, will be approximately $453,750. Included therein is a real estate brokerage commission payable to Everest Financial, Inc., a member of the Everest Group, in an amount equal to 2.75% of the purchase price. Everest Financial, Inc. has agreed to reallow 1.25% of the purchase price to the Buyer's broker or, at the Buyer's option, the Buyer will be entitled to a credit against the purchase price in the amount of 1.25% of the purchase price.


                      EFFECTS OF APPROVAL OF THE PROPOSALS

General

         The consummation of the proposed sale of the Properties and the dissolution of the Partnership should result in the following consequences for the Partnership, the Limited Partners and the General Partner:

(i) The Limited Partners and General Partner are expected to receive the distributions of net cash proceeds from the sale of the Properties as described below.

(ii) The Limited Partners and General Partner are expected to realize the Federal income tax consequences as described below.

(iii) All of the Partnership's assets will be liquidated and the Partnership will be dissolved and terminated.

         The consequences stated above are discussed in more detail in the subsections which follow. Those subsections, in part, include computations as to the cash proceeds to be received and distributed by the Partnership, and the taxable gain and allocations thereof to be made by the Partnership, in the event the proposed sale is consummated. HOWEVER, THIS INFORMATION IS PRESENTED SOLELY FOR THE PURPOSES OF EVALUATING THE PROPOSAL. ALL AMOUNTS ARE ESTIMATES ONLY. ALL COMPUTATIONS ARE BASED ON ASSUMPTIONS (SUCH AS THE DATE OF SALE, THE EXPENSES OF THE SALE, AND THE RESULTS OF PARTNERSHIP OPERATIONS THROUGH THE DATE OF SALE) WHICH MAY OR MAY NOT PROVE TO BE ACCURATE AND SHOULD NOT BE RELIED UPON TO INDICATE THE ACTUAL RESULTS WHICH MAY BE ATTAINED.

Determination and Use of Net Proceeds

         The following is a summary of the projected amount of cash to be received by the Partnership and the projected amount of cash to be distributed to the Limited Partners and the General Partner, assuming the Properties is sold for a gross sales price of $12,100,000. This summary has been prepared by the General Partner.

         If the proposed transaction is consummated on September 30, 1998, it is estimated that the Partnership would receive the following net proceeds:

Gross sales price                                          $12,100,000

Less: Real estate commission                                  (332,750)
         Retirement of debt                                   (920,000)
      Estimated escrow and closing costs                      (121,000)

Net proceeds of sale                                       $10,726,250

         The Partnership's real property taxes are payable twice yearly on April 10 and December 10, partially in arrears, in the current amount of $48,334 each. The Partnership's aggregate lease payment for its three leasehold interests are $23,179 monthly, and its aggregate sublease receipts for the Sacramento County motel are $7,448 monthly. Accordingly, if the proposed transaction is consummated, the actual date of consummation will determine whether there is a credit to the Partnership for prorated lease payments and/or a credit to the Buyer for prorated real property taxes and sublease payments. Similarly, the amount indicated below as the estimate of reserves available for distribution immediately prior to the sale of the Properties and on dissolution of the Partnership will vary depending on the actual date of consummation of the proposed transaction.


         Prior to the sale, the Partnership is expected to make its regular quarterly distribution on August 15, 1998, in the anticipated amount of $250,000 ($50.00 per Unit) to the Limited Partners and $27,778 to the General Partner, and, if the proposed sale is approved, is also expected to make a distribution from reserves in the amount of $450,000 ($90.00 per Unit) to the Limited Partners and $50,000 to the General Partner. The net proceeds of $10,726,250 estimated to be received by the Partnership from the proposed transaction, based on a closing date of September 30, 1998, would be distributed 99% to the Limited Partners and 1% to the General Partner until the Limited Partners had received $2,815,022, or $563.00 per Unit (i.e., the Limited Partners' original investments plus a 10% return on their adjusted investments, less all prior distributions from the Partnership) and the General Partner had received $28,435, and the balance ($7,882,793) would be distributed 85% to the Limited Partners ($6,700,374, or $1,340.07 per Unit) and 15% to the General Partner ($1,182,419). The Partnership's remaining cash reserves would be retained for the payment of accounts payable and other liabilities and expenses incurred to that date or expected to be incurred in connection with the operation of the Properties through the date of sale and the operation and winding-up of the Partnership through its termination, and the balance, estimated to be $200,000, would be distributed 85% to the Limited Partners ($170,000, or $34 per Unit) and 15% to the General Partner ($30,000). Alternatively, if the proposed sale is not approved, the Partnership would continue to operate the Properties for an indeterminate period pending receipt of another purchase offer which is acceptable to the Limited Partners. The General Partner estimates that if the Properties are not sold the Partnership will make average annual distributions to the Limited Partners of from $500,000 ($100 per Unit) to $800,000 ($160 per Unit), and to the General Partner of from $55,000 to $89,000 for the foreseeable future. However, there can be no assurance that the General Partner's estimate in this regard will be borne out.


Federal Income Tax Consequences

         (a) General. The following is a summary of the Federal income tax consequences expected to result from consummation of the proposed transaction based on the Internal Revenue Code of 1986, as amended (the "Code"), existing laws, judicial decisions and administrative regulations, rulings and practices. This summary is general in content and does not include considerations which might affect certain Limited Partners, such as Limited Partners which are trusts, corporations or tax-exempt entities, or Limited Partners who must pay an alternative minimum tax. Except as otherwise specifically indicated, this summary does not address any state or local tax consequences.

         Tax counsel to the Partnership, Derenthal & Dannhauser, has delivered an opinion to the Partnership which states that the following summary has been reviewed by it and, to the extent the summary involves matters of law, represents its opinion, subject to the assumptions, qualifications, limitations and uncertainties set forth therein.

         (b) Characterization of Gain. Upon the sale of property, the owner thereof measures his gain or loss by the difference between the amount of consideration received in connection with the sale and the owner's adjusted basis in the property. A gain will be recognized for Federal income tax purposes. This is so because the depreciation used for Federal income tax purposes, which decreases adjusted basis, was greater than that used for book purposes.

         The Properties should constitute "Section 1231 property" (i.e., real property and depreciable assets used in a trade or business which are held for more than one year) rather than "dealer" property (i.e., property which is held primarily for sale to customers in the ordinary course of business). While it is possible that the Internal Revenue Service will argue that the Properties is "dealer" property, gain upon the sale of which would be taxed entirely as ordinary income, tax counsel to the Partnership is of the opinion that it is more likely than not that such an assertion would not be sustained by a court.

         A Limited Partner's allocable share of Section 1231 gain from the sale of the Properties would be combined with any other Section 1231 gains or losses incurred by him in the year of sale, and his net Section 1231 gains or losses would be taxed as long-term capital gains or constitute ordinary losses, as the case may be, except that a Limited Partner's net Section 1231 gains will be treated as ordinary income to the extent of net Section 1231 losses for the five most recent years which have not previously been offset against net Section 1231 gains.

         Long-term  gain on sale of Section  1231  property is taxed as follows:
(i) the excess of accelerated depreciation over straight-line depreciation is taxed at ordinary income rates, (ii) to the extent that any other gain would be treated as ordinary income if the property were depreciable personal property rather than depreciable real property, at a maximum rate of 25%, and (iii) the balance at a maximum rate of 20%.

         Set forth below are the General Partner's estimates of the total taxable gain for Federal income tax purposes, and the allocations thereof, which will result if the proposed sale of the Properties is consummated, based on an assumed closing date of September 30, 1998. These estimates do not include any amounts relating to Partnership operations prior to the sale of the Properties or relating to dissolution of the Partnership. These estimates are not the subject of an opinion of counsel.


                                     Portion
                    Total            Taxed As       Portion        Portion
                    Estimated        Ordinary       Taxed At       Taxed At
                    Gain             Income         25% Rate       20% Rate
                    -----------------------------------------------------------

Limited Partners    $10,150,000      $54,000       $3,961,000     $6,135,000

General Partner         103,000        1,000           40,000         62,000
                        -------        -----           ------         ------

Total               $10,253,000      $55,000       $4,001,000     $6,197,000
                     ==========       ======        =========      =========

Per Unit              $2,030.00       $10.80          $792.20      $1,227.00
                       ========        =====           ======       ========

         The General Partner anticipates that consummation of the proposed transaction would produce a gain for California income tax purposes in the amount of approximately $10,251,000, of which approximately $103,000 and $10,148,000 would be allocated to the General Partner and to the Limited Partners, respectively.

Dissolution of the Partnership

         Section 13.1B of Partnership Agreement provides that the Partnership shall be dissolved upon the vote of a majority of the Limited Partners.

         As set forth above, if both proposals are approved by a majority-in-interest of the Limited Partners, and if the proposed sale of the Properties is consummated, the net cash proceeds received by the Partnership upon close of escrow for the proposed transaction will be distributed in accordance with the provisions of the Partnership Agreement. Thereupon the Partnership will be dissolved, the General Partner will commence to wind up the business of the Partnership, and after payment of all expenses of the Partnership (including the expense of a final accounting for the Partnership) the remaining cash reserves of the Partnership will be distributed in accordance with the provisions of the Partnership Agreement. The General Partner will then take all necessary steps toward termination of the Partnership's Certificate of Limited Partnership.

                  APPRAISAL OF THE PROPERTIES/FAIRNESS OPINION


         The appraisals of the three motel properties, dated February 20, 1998, were prepared by PKF Consulting, San Francisco, California, and indicate that the aggregate current fair market value as of January 1, 1998 was $12,100,000. PKF Consulting was selected by the General Partner based on its expertise in appraising motel properties in the State of California. PKF Consulting also prepared appraisals of the motel properties of the other GMS Partnerships.


     The appraised value of the Properties was determined through the use of two methodologies: the sales comparison approach and the income capitalization approach.

         No limitations were imposed by the General Partner on the appraiser's investigation.

         Upon request the Partnership will furnish to a Limited Partner, without charge, a copy of each appraisal. In this regard Limited Partners are cautioned to refer to the entire appraisal reports, inasmuch as the opinions of value stated therein are subject to the assumptions and limiting conditions stated therein. Furthermore, Limited Partners should be aware that appraised values are opinions and, as such, may not represent the realizable value of the Properties.

         Neither the appraiser, nor any of its affiliates, has had any prior relationship with the Partnership, the General Partner or any of their affiliates other than as an appraiser of the Properties and the properties of the other GMS Partnerships and no future relationship other than as an appraiser is contemplated.


         The Partnership has also received an opinion from PKF Consulting to the effect that the terms of the proposed sale are fair and equitable from a financial standpoint to the Limited Partners.

                              FINANCIAL INFORMATION

Selected Partnership Financial Data

         Following are selected financial data of the Partnership for the period from January 1, 1993 to December 31, 1997.

                           Year Ended      Year Ended        Year Ended       Year Ended        Year Ended
                           December 31,    December 31,      December 31,     December 31,      December 31,
                               1997           1996              1995             1994              1993
                           -----------     -----------       ------------     ------------     ------------

Guest room income          $4,067,156      $3,668,873        $3,373,790       $3,236,373        $3,252,522
Net income                   $889,604        $807,895          $530,783         $471,069          $227,464

Per Partnership Unit:
  Cash distributions          $260.00         $107.50           $100.00          $100.00           $100.00
  Net income                  $176.14         $159.96           $105.10           $93.27            $45.04

                           December 31,  December 31,      December 31,     December 31,      December 31,
                                1997         1996              1995            1994               1993
                           -----------   ------------      ------------     ------------      ------------
Total assets               $2,490,307      $2,878,579        $2,618,110       $2,628,782        $2,671,473
Long-term debt               $901,925        $932,561          $960,709         $986,557        $1,010,318


Management's Discussion and Analysis of Financial Condition and Results of Operations

I.       Fiscal Year Financial Statements

 (a)      Liquidity and Capital Resources

         The General Partner believes that the Partnership's liquidity, defined as its ability to generate sufficient cash to meet its cash needs, is adequate. The Partnership's primary source of internal liquidity is revenues from motel operations, which, since commencement of motel operations, have been sufficient to satisfy the Partnership's cash needs, including repayment of debt interest and principal, capital improvements and distributions to the Limited Partners and General Partner. The Partnership's current assets of $960,505 exceed its current liabilities of $248,379 by $712,126. These net current assets provide a reserve in excess of the General Partner's target, which is 5% of adjusted capital contributions or $250,000.

         The Partnership's properties are currently unencumbered except for the loan described above (see "The Properties and the Partnership's Business"), the principal balance of which was $932,561 at December 31, 1997. Although no assurance can be had in this regard, the General Partner believes that the Partnership's equity in its properties provides a potential source of external liquidity (through financing) in the event the Partnership's internal liquidity is impaired. Unless the properties are sold prior to that date, the General Partner may use excess reserves to liquidate the loan when its becomes due in 2003.

         The Partnership expended $177,451 on renovations and replacements during 1997. Included in the total (of which $111,960 was capitalized) were $51,522 in replacement guest room and corridor carpets, $33,228 in replacement washing machines, $12,890 in tub repairs, $11,831 in replacement bedspreads,
$9,246 in replacement guest room chairs, $8,523 for replacement air-conditioners, $8,494 in furniture repairs and $8,008 for replacement drapes.

         The Partnership expended $112,233 on renovation and replacements during 1996. Included in the total (of which $63,372 was capitalized) were $43,534 for guest room carpet, $17,743 for painting and exterior building repairs at the South San Francisco property, $17,448 for computer system replacements, $6,394 for replacement air-conditioning units, $4,544 for replacement televisions and $4,215 for bathtub repairs.

         The Partnership currently has no material commitments for capital expenditures. Its three motel properties are in full operation and no further property acquisitions or extraordinary capital expenditures are planned. If the properties are not sold the General Partner is aware of no material trends or changes with respect to the mix or relative cost of the Partnership's capital resources. If the properties are retained adequate working capital is expected to be generated by motel operations.

(b)      Results of Operations

(i)      Combined Financial Results

         The following tables summarize the Partnership's operating results for 1995, 1996 and 1997 on a combined basis. The results of the individual properties follow in separate subsections. The income and expense numbers in the following table are shown on an accrual basis and other payments on a cash basis. Total expenditures include the operating expenses of the motels, together with the cost of capital improvements and those Partnership expenses properly allocable to such motels.

                                       Average       Average
                                      Occupancy       Room
Fiscal Year Ended:                      Rate          Rate
---------------------------------------------------------------
December 31, 1995                       64.2%        $44.32

December 31, 1996                       66.5%        $46.39

December 31, 1997                       67.9%        $50.46


                                                                 Total
                                         Expenditures        Partnership
                        Total                 and             Cash Flow
Fiscal Year Ended:      Revenues          Debt Service           (1)
-------------------------------------------------------------------------
December 31, 1995       $3,476,890         $2,836,242           $640,648

December 31, 1996       $3,818,298         $2,832,177           $986,121

December 31, 1997       $4,218,479         $3,214,059         $1,004,420

        (1) While Partnership Cash Flow as it is used here is not an amount found in the financial statements, it is the best indicator of the annual change in the amount, if any, available for distribution to the Limited Partners and the General Partner. This calculation is reconciled to the financial statement in the following table.

         A reconciliation of Partnership Cash Flow (included in the chart above) to Net Income as shown on the Statements of Operations (in the audited financial statements) is as follows:

                                     1997               1996             1995
                             -------------------------------------------------
Partnership Cash Flow            $1,004,420         $986,121          $640,648
Principal Payments on Financial
           Obligations               28,148           25,862            23,747
Additions to Fixed Assets           111,960           63,372           128,748
Depreciation and Amortization      (254,260)        (255,459)         (261,488)
Other Items                            (664)         (12,001)             (872)
                                ===============================================
Net Income                         $889,604         $807,895          $530,783
                                ===============================================

         Following is a reconciliation of Partnership Cash Flow (shown above) to the aggregate total of Cash Flow from Properties Operations for the Partnership's three motels which are segregated in the tables following this subsection:

                                      1997               1996             1995
                                -----------------------------------------------
South San Francisco Motel Cash Flow  $814,752         $637,439         $372,917
Sacramento Motel Cash Flow            240,429          284,759          195,669
Modesto Motel Cash Flow                52,294           93,876          108,118
                                     ------------------------------------------
Aggregate Cash Flow from Properties
 Operations                         1,107,475        1,016,074          676,704
Partnership Management Fees          (144,444)         (59,722)         (55,556)
Interest on Cash Reserves              36,765           28,421           17,226
Other Income (Net of Other Expenses)
  Not Allocated to the Individual
  Properties                            4,624            1,348            2,274
                                   ============================================
Partnership Cash Flow              $1,004,420         $986,121         $640,648
                                  =============================================

         The Partnership's total revenues increased $400,181 or 10.5% during 1997 as compared to 1996. As discussed below, the improved revenues were generated primarily by improved occupancies and room rates at the South San Francisco motel and to a lesser degree by improved performance at the Sacramento motel.

         The Partnership's total revenue increased $341,408 or 9.8% during 1996 as compared to 1995. As discussed below, the improved revenues were generated primarily by improved occupancies and room rates at the South San Francisco motel.

         The  Partnership's   total  expenditures  and  debt  service  increased
$381,882 or 13.5% during 1997 as compared to 1996. The increased expenses are associated with the increased room revenue and occupancy.

         The Partnership's total expenditures and debt service were essentially unchanged from 1995 to 1996.

(ii)      South San Francisco Motel

                                       Average        Average
                                      Occupancy        Room
Fiscal Year Ended:                       Rate          Rate
----------------------------------------------------------------
December 31, 1995                       69.4%         $49.43

December 31, 1996                       78.3%         $53.83

December 31, 1997                       83.7%         $59.68

                                                 Total             Cash Flow
                                              Expenditures           From
                             Total                And             Properties
   Fiscal Year Ended:       Revenues          Debt Service        Operations
------------------------------------------------------------------------------
December 31, 1995           $1,501,439         $1,128,522            $372,917

December 31, 1996           $1,857,629         $1,220,190            $637,439

December 31, 1997           $2,187,188         $1,372,436            $814,752

         The Partnership's South San Francisco motel achieved a $329,559 or 17.7% increase in total revenues during 1997 as compared to 1996. Guestroom revenues increased $328,285 or 18.2% due to the increases in occupancy and in the average room rate. The motel achieved significant increases in the leisure market segment while it experienced a downturn in the number of corporate, group and discount rooms sold. The improvement in the average daily rate is related to the increased strength of the lodging market in the San Francisco airport area.

         The Partnership's South San Francisco motel achieved a $356,190 or 23.7% increase in total revenues during 1996 as compared to 1995. Guestroom revenues increased $339,825 or 23.2% due to the increases in occupancy and in the average room rate. The motel achieved significant increases in the leisure market segment while it experienced a slight downturn in the number of corporate rooms sold. The improvement in the average daily rate is related to the strength of the San Francisco airport market.

         The Partnership's South San Francisco motel experienced a $152,246 or 12.5% increase in total expenditures and debt service during 1997 as compared to 1996 due primarily to the increase in room sales. Included in the increase were increased front desk wages of $15,231, increased housekeeping wages of $8,642, increased credit card discounts of $7,152, increased security service of $10,745 and increased franchise and management fees of $29,602. Bad debt expense increased $10,556 due primarily to the write-off of some bankrupt direct bill accounts.

         The Partnership's South San Francisco motel experienced a $91,668 or 8.1% increase in total expenditures and debt service during 1996 as compared to 1995 due primarily to the increase in room sales. Increased housekeeping wages of $17,200, increased guest transportation cost of $9,802, increased costs of guest services of $6,045, increased appraisal fees of $7,250, increased workers' compensation costs of $6,934 and increased franchise and management fees of $34,798 were partially offset by reductions of $6,478 in maintenance wages and $19,207 in renovations.

(iii)     Sacramento Motel

                                          Average              Average
                                         Occupancy               Room
Fiscal Year Ended:                         Rate                  Rate
------------------------------------------------------------------------------
December 31, 1995                          53.8%                $41.06

December 31, 1996                          55.5%                $40.37

December 31, 1997                          58.4%                $42.09

                                                  Total            Cash Flow
                                               Expenditures           From
                             Total                 and             Properties
   Fiscal Year Ended:       Revenues           Debt Service         Operations
------------------------------------------------------------------------------
December 31, 1995           $1,061,119            $865,450           $195,669

December 31, 1996           $1,092,057            $807,298           $284,759

December 31, 1997           $1,187,852            $947,423           $240,429

         The Partnership's Sacramento motel achieved a $95,795 or 8.8% increase in total revenues during 1997 as compared to 1996. This increase was due primarily to the $99,778 increase in guestroom revenue, which was achieved by increases in both the average room rate and the average occupancy rate. Revenue from McCllelan Air Force Base decreased from 11% of total room revenue to approximately 8% of total room revenue. Future business from the McCllelan Air Force Base is uncertain as the base will take some time to completely close. The termination functions should provide additional room nights for transient personnel and the final alternate use of the facility is not yet determined.

         The Partnership's Sacramento motel achieved a $30,938 or 2.9% increase in total revenues during 1996 as compared to 1995. The property's 3.2% increase in occupancy was partially offset by the 1.7% decrease in average room rate. The motel experienced growth in the corporate and discount rooms market segments. Revenue from McCllelan Air Force Base decreased from 14% of total room revenue to approximately 11% of total room revenue.

         The Partnership's Sacramento motel experienced a $140,125 or 17.4% increase in expenditures during 1997 as compared to 1996. Decreased expenditures for maintenance employees of $11,495 were offset by increased front desk wages of $8,908 and increased housekeeping expenses of $16,202. The uncertain collection of receivables aged more than three years led to the write-off of $21,227 in bad debts. The age of the property and the location required increased expenditures of $49,575 for renovations and replacements and for increased security of $19,180.

         The Partnership's Sacramento motel achieved a $58,152 or 6.7% decrease in expenditures during 1996 as compared to 1995. Total expenditure increases of $5,830 for workers' compensation insurance and $7,250 for appraisal fees were offset by reduced expenditures of $54,978 for renovations and replacements, $6,606 in security services, $6,035 in housekeeping wages and $5,271 in air-conditioning repairs and replacements.

(iv)     Modesto Motel

                                        Average          Average
                                       Occupancy          Room
Fiscal Year Ended:                       Rate             Rate
---------------------------------------------------------------------
December 31, 1995                        73.2%           $41.06

December 31, 1996                        66.8%           $41.63

December 31, 1997                        60.1%           $44.70

                                                 Total            Cash Flow
                                               Expenditures          from
                              Total                And            Properties
   Fiscal Year Ended:       Revenues          Debt Service        Operations
----------------------------------------------------------------------------
December 31, 1995            $896,780            $788,662          $108,118

December 31, 1996            $838,579            $744,703           $93,876

December 31, 1997            $806,674            $754,380           $52,294

         The Partnership's Modesto motel experienced a $31,905 or 3.8% decrease in total revenue during 1997 as compared to 1996. The decrease in revenue was due to a 10.0% reduction in guestroom occupancy, which was slightly offset by a 7.4% increase in average room rate. The occupancy reduction was experienced in all market segments, except the corporate market segment, which was essentially unchanged.

         The Partnership's Modesto motel experienced a $58,201 or 6.5% decrease in total revenue during 1996 as compared to 1995. The decrease in revenue was due to an 8.7% reduction in guestroom occupancy, which was slightly offset by a 1.4% increase in average room rate. The occupancy reduction was experienced in all market segments.

         The Partnership's Modesto motel experienced a $9,677 or 1.3% increase in total expenditures during 1997 as compared 1996. The condition of the property required increased expenditures of $11,710 for renovation and replacements and of $6,938 for landscaping.

         The Partnership's Modesto motel achieved a $43,959 or 5.6% decrease in total expenditures during 1996 as compared to 1995. The reduced expenditures of $42,788 for renovations and replacements and of $8,391 for landscaping were partially offset by increased expenditures of $5,148 for workers' compensation and of $7,250 for appraisal fees.

 II.      Interim Financial Statements

 (a)      Liquidity and Capital Resources

         As of March 31, 1998, the Partnership's current assets of $1,004,484 exceeded its current liabilities of $330,630, providing an operating reserve of $673,854. The General Partner's reserves target is 5% of adjusted capital contributions, or $250,000.

         The Partnership expended $58,402 on renovations and replacements during the three months ended March 31, 1998, of which $40,758 was capitalized. The expenditures included $43,224 for guest room and hallway carpets.

(b)      Results of Operations

         Total Partnership income decreased $6,427 or 0.7% for the first quarter of 1998 as compared to the first quarter of 1997. Guest room revenue increased $3,979 or 0.4% due to an increase in the average room rate from $45.72 in 1997 to $52.87 in 1998. Such increase was partially offset by a decrease in the average occupancy rate from 68.2% to 59.2%. All three motels had higher room rates and lower occupancies. Overall, the South San Francisco motel had an increase in guest room revenues and the other motels had a decrease in guest room revenues.

         Total Partnership expenses increased $48,750 or 6.5%, primarily due to increases in the minimum wage, management fees and legal, appraisal and other costs associated with the proposed sale of the properties and the liquidation of the Partnership.

Other Financial Information

         Items 304 and 305 of Regulation S-K promulgated by the Securities and Exchange Commission are not applicable to the Partnership. Moreover, the General Partner is unaware of any "Year 2000" problems which could impact the Partnership's operations.

                              FINANCIAL STATEMENTS

                                       for

                              INFORMATION STATEMENT

                                       of

                              SUPER 8 MOTELS, LTD.


                                  June __, 1998

                          INDEX TO FINANCIAL STATEMENTS


SUPER 8 MOTELS, LTD.                                                     Page

INDEPENDENT AUDITORS' REPORT ........................................... F-1

FINANCIAL STATEMENTS:
Balance Sheets, December 31, 1997 and 1996.............................. F-2
Statements of Operations for the Years Ended
     December 31, 1997, 1996 and 1995................................... F-3
Statements of Partners' Equity for the Years
     Ended December 31, 1997, 1996 and 1995............................. F-4
Statements of Cash Flows for the Years Ended
     December 31, 1997, 1996 and 1995................................... F-5
Notes to Financial Statements........................................... F-7

Balance Sheets, March 31, 1998 and December 31, 1997 (Unaudited)........ F-12
Statements of Operations for the Three Months
     Ended March 31, 1998 and 1997 (Unaudited).......................... F-13
Statements of Partners' Equity for the Three Months
     Ended March 31, 1998 and 1997 (Unaudited).......................... F-14
Statement of Cash Flows for the Three Months
     Ended March 31, 1998 (Unaudited)................................... F-15
Notes to Financial Statements........................................... F-16

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





To the Partners
Super 8 Motels, Ltd.

We have audited the accompanying balance sheets of Super 8 Motels, Ltd., a California limited partnership, as of December 31, 1997 and 1996, and the related statements of operations, partners' equity and cash flows for each of the years in the three year period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Super 8 Motels, Ltd. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 1997 in conformity with generally accepted accounting principles.


VOCKER KRISTOFFERSON AND CO.


February 26, 1998
San Mateo, California

e-super8\s8197fs.wp8.wpd              F-1




                              SUPER 8 MOTELS, LTD.
                       (A California Limited Partnership)
                                 BALANCE SHEETS
                           December 31, 1997 and 1996

                                     ASSETS
                                                                1997                   1996
                                                            -----------             ---------
Current Assets:
    Cash and temporary investments (Notes 3, 8 and 9)      $   812,763             $1,058,309
    Accounts receivable                                        126,154                122,841
    Prepaid expenses                                            21,588                 24,463
                                                           -----------            -----------
       Total Current Assets                                    960,505              1,205,613
                                                            ----------             ----------

Property and Equipment (Note 2):
    Buildings                                                5,223,252              5,223,252
    Furniture and equipment                                  1,147,274              1,049,769
                                                             ---------             ----------
                                                             6,370,526              6,273,021
    Accumulated depreciation                                (4,858,036)            (4,620,543)
                                                             ----------             ----------
       Property and Equipment, Net                           1,512,490              1,652,478
                                                             ---------             ----------

Other Assets                                                    17,312                 20,488
                                                          -------------           -----------

          Total Assets                                      $2,490,307             $2,878,579
                                                            ==========             ==========

                        LIABILITIES AND PARTNERS' EQUITY

Current Liabilities:
    Current portion of note payable (Notes 6 and 9)         $   30,636            $    28,148
    Accounts payable and accrued liabilities                   193,805                157,712
    Due to related parties                                      23,938                  9,759
                                                           -----------           ------------
       Total Current Liabilities                               248,379                195,619
                                                            ----------            -----------

Long-term Liabilities, Net of Current Portion:
    Note payable (Notes 6 and 9)                               901,925                932,561
                                                            ----------            -----------

          Total Liabilities                                  1,150,304              1,128,180
                                                             ---------             ----------

Lease Commitments (Note 5)

Partners' Equity:
    General Partner                                             75,455                 66,559
    Limited Partners                                         1,264,548              1,683,840
                                                             ---------             ----------
          Total Partners' Equity                             1,340,003              1,750,399
                                                             ---------             ----------
             Total Liabilities and Partners' Equity         $2,490,307             $2,878,579
                                                            ==========             ==========


                 See accompanying notes to financial statements.



                              SUPER 8 MOTELS, LTD.
                       (A California Limited Partnership)
                            STATEMENTS OF OPERATIONS


                                                              Years Ended December 31:
                                                      1997             1996              1995
                                                   ----------       ----------        ----------
Income:
    Guest room                                     $4,067,156       $3,668,873        $3,373,790
    Telephone and vending                              82,035           90,377            75,815
    Interest                                           36,765           28,421            17,226
    Other                                              32,524           30,627            10,059
                                                   ----------      -----------       -----------
       Total Income                                 4,218,480        3,818,298         3,476,890
                                                   ----------       ----------        ----------


Expenses:
    Motel operations (Notes 4, 5 and 7)             2,497,568        2,318,534         2,293,289
    General and administrative (Note 4)               143,137          104,592            77,993
    Depreciation and amortization (Note 2)            254,260          255,459           261,488
    Interest                                           80,381           82,683            84,812
    Property management fees (Note 4)                 209,086          189,413           172,969
    Partnership management fees (Note 4)              144,444           59,722            55,556
                                                   ----------      -----------       -----------
       Total Expenses                               3,328,876        3,010,403         2,946,107
                                                    ---------       ----------        ----------

          Net Income                                 $889,604         $807,895          $530,783
                                                     ========         ========          ========


Net Income Allocable to General Partner                $8,896           $8,079            $5,308
                                                       ======           ======            ======

Net Income Allocable to Limited Partners             $880,708         $799,816          $525,475
                                                     ========         ========          ========

Net Income Per Partnership Unit (Note 1)              $176.14          $159.96           $105.10
                                                      =======          =======           =======

Distributions to Limited Partners Per
  Partnership Unit (Note 1)                           $260.00          $107.50           $100.00
                                                      =======          =======           =======


                 See accompanying notes to financial statements.

                              SUPER 8 MOTELS, LTD.
                       (A California Limited Partnership)
                         STATEMENTS OF PARTNERS' EQUITY


                                              Years Ended December 31:
                                      1997             1996             1995
                                   ----------       ----------      -----------
General Partner:
    Balance, beginning of year    $   66,559      $    58,480       $    53,172
    Net income                         8,896            8,079             5,308
                                  ----------     ------------      ------------
       Balance, End of Year           75,455           66,559            58,480
                                  ----------      -----------       -----------


Limited Partners:
    Balance, beginning of year     1,683,840        1,421,524         1,396,049
    Net income                       880,708          799,816           525,475
    Less:  Cash distributions to
             limited partners     (1,300,000)        (537,500)         (500,000)
                                   ----------      -----------       -----------
       Balance, End of Year        1,264,548        1,683,840         1,421,524
                                  ----------       ----------        ----------


       Total Partners' Equity     $1,340,003       $1,750,399        $1,480,004
                                  ==========       ==========        ==========



                 See accompanying notes to financial statements.




                              SUPER 8 MOTELS, LTD.
                       (A California Limited Partnership)
                            STATEMENTS OF CASH FLOWS


                                                                    Years Ended December 31:
                                                            1997             1996             1995
                                                         ----------       ----------       -------


Cash Flows From Operating Activities:
    Received from motel operations                      $4,178,483       $3,776,765        $3,455,302
    Expended for motel operations and
      general and administrative expenses               (2,940,025)      (2,671,907)       (2,617,626)
    Interest received                                       36,684           28,351            16,576
    Interest paid                                          (80,580)         (82,866)          (84,980)
                                                       -----------       -----------        -----------
       Net Cash Provided by Operating Activities         1,194,562        1,050,343           769,272
                                                        ----------       ----------       -----------


Cash Flows From Investing Activities:
    Purchases of property and equipment                   (111,960)         (63,372)         (128,748)
    Proceeds from sales of property and equipment            -                3,500            12,285
                                                     --------------    ------------       -----------
       Net Cash Used by Investing Activities              (111,960)         (59,872)         (116,463)
                                                         ----------      -----------       -----------


Cash Flows From Financing Activities:
    Payments on notes payable                              (28,148)         (25,862)          (23,747)
    Distributions paid to limited partners              (1,300,000)        (537,500)         (500,000)
                                                         ----------      -----------       -----------
       Net Cash Used by Financing Activities            (1,328,148)        (563,362)         (523,747)
                                                         ----------      -----------       -----------


       Net Increase (Decrease) in Cash and
         Temporary Investments                            (245,546)         427,109           129,062


Cash and Temporary Investments:
    Beginning of year                                    1,058,309          631,200           502,138
                                                         ---------      -----------       -----------


       End of Year                                        $812,763       $1,058,309       $   631,200
                                                          ========       ==========       ===========




                 See accompanying notes to financial statements.



                              SUPER 8 MOTELS, LTD.
                       (A California Limited Partnership)
                      STATEMENTS OF CASH FLOWS (Continued)



                                                                                Years Ended December 31:
                                                                         1997             1996              1995
                                                                      ----------       ----------        ---------

Reconciliation of Net Income to Net Cash
  Provided by Operating Activities:

    Net income                                                         $889,604       $  807,895          $530,783
                                                                       --------       ----------          --------

    Adjustments to reconcile net income to
    net cash  provided  by  operating
     activities:
       Depreciation and amortization                                    254,260          255,459           261,488
       Loss on disposition of property
         and equipment                                                      863            1,036             1,040
       Increase in accounts receivable                                   (3,313)         (28,182)           (5,012)
       (Increase) decrease in prepaid expenses                            2,875           (1,801)           (1,319)
       Increase (decrease) in accounts payable and
         accrued liabilities                                             36,093            6,177            (1,784)
       Increase (decrease) in due to related parties                     14,180            9,759           (15,924)
                                                                   ------------     ------------          ---------
             Total Adjustments                                          304,958          242,448           238,489
                                                                    -----------      -----------          --------


          Net Cash Provided By Operating Activities                  $1,194,562       $1,050,343          $769,272
                                                                     ==========       ==========          ========



                 See accompanying notes to financial statements.

                              SUPER 8 MOTELS, LTD.
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - THE PARTNERSHIP

Super 8 Motels, Ltd. is a limited partnership organized under California law on August 25, 1978, to acquire and operate motel properties in South San Francisco, Sacramento and Modesto, California. The term of the Partnership expires December 31, 2027, and may be dissolved earlier under certain circumstances. The Partnership grants credit to customers, substantially all of which are local businesses in South San Francisco, Sacramento or Modesto.

The general partner is Grotewohl Management Services, Inc., the fifty percent stockholder and officer of which is Philip B. Grotewohl.

The net income or net loss of the Partnership is allocated 1% to the General Partner and 99% to the Limited Partners. Net income and distributions per partnership unit are based upon 5,000 units outstanding. All partnership units are owned by the Limited Partners.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Items of Partnership income are passed through to the individual partners for income tax purposes, along with any income tax credits. Therefore, no federal or California income taxes are provided for in the financial statements of the Partnership.

Property and equipment are recorded at cost. Depreciation and amortization are computed using the following estimated useful lives and methods:

       Description                       Methods                Useful Lives
       -----------                       -------                ------------
 Buildings                        200% and 150% declining       7-31.5 years
                                  balance and straight-line

 Furniture and equipment          Straight-line and 200%        3-7 years
                                  declining balance

Costs incurred in connection with maintenance and repair are charged to expense. Major renewals and betterments that materially prolong the lives of assets are capitalized.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 3 - CASH AND TEMPORARY INVESTMENTS

Cash and temporary investments as of December 31, 1997 and 1996 consists of the following:

                                                       1997            1996
                                                   ----------       ----------

     Cash in bank                                   $ 100,529      $    79,142
     Money market accounts                            612,234          879,167
     Certificate of deposit                           100,000          100,000
                                                   ----------      -----------
          Total Cash and Temporary Investments      $ 812,763       $1,058,309
                                                    =========       ==========

                              SUPER 8 MOTELS, LTD.
                       (A California Limited Partnership)
                    NOTES TO FINANCIAL STATEMENTS (Continued)


NOTE 3 - CASH AND TEMPORARY INVESTMENTS (Continued)

Temporary investments are recorded at cost, which approximates market value. The Partnership considers temporary investments and all highly liquid marketable securities with original maturities of three months or less to be cash equivalents for purposes of the statement of cash flows.


NOTE 4 - RELATED PARTY TRANSACTIONS

Franchise Fees
Super 8 Motels, Inc., now a wholly-owned subsidiary of Hospitality Franchise Systems, Inc., is franchisor of all Super 8 Motels. The Partnership pays to the franchisor monthly fees equal to 4% of the gross room revenues of each motel and contributes an additional 1% of its gross room revenues to an advertising fund administered by the franchisor. In return, the franchisor provides the right to use the name "Super 8", a national institutional advertising program, an advance room reservation system, and inspection services. These costs, $203,358 in 1997, $183,444 in 1996 and $168,690 in 1995 are included in motel operations expense in the accompanying statements of operations. The Partnership operates its motel properties as a franchisee of Super 8 Motels, Inc., through a sub-franchise agreement with Brown & Grotewohl, a California general partnership, of which Grotewohl Management Services, Inc. (see Note 1) is a 50% owner. Under the sub-franchise agreement, Brown & Grotewohl earned 40% of the above franchise fees, which amounted to $81,343, $73,377 and $67,476 in 1997, 1996 and 1995,
respectively.

Property Management Fees
The General Partner, or its affiliates, handles the management of the motel properties of the Partnership. The fee for this service is 5% of the gross revenues from Partnership operations, as defined in the Partnership agreement, not including income from the sale, exchange or refinancing of such properties. This fee is payable only out of the Operational Cash Flow of the Partnership, defined as the total cash receipts from Partnership operations during a given period of time less cash operating disbursements during the same period. It is subordinated to prior receipt by the Limited Partners of a cumulative 10% per annum pre-tax return on their adjusted capital contributions for each year of the Partnership's existence. During the years ended December 31, 1997, 1996 and 1995 the General Partner received property management fees of $209,086, $189,413 and $172,969, respectively.

Subordinated Partnership Management Fees
During the Partnership's operational stage, the General Partner is to receive a fee for partnership management services equal to one-ninth of the amounts which have been distributed to the Limited Partners subordinated, however, to receipt by the Limited Partners of a cumulative 10% per annum pre-tax return on their adjusted capital contributions and to payment of the property management fees referred to above. This fee is payable only from cash funds provided from operations of the Partnership, and may not be paid from the proceeds of sale or refinancing. During the years December 31, 1997, 1996 and 1995 the General Partner received partnership management fees of $144,444, $59,722 and $55,556, respectively.

Subordinated Incentive Distributions
Under the terms of the Partnership agreement, the General Partner is to receive 15% of distributions of net proceeds from the sale or refinancing of Partnership properties remaining after distribution to the Limited Partners of any portion thereof required to cause distributions to the Limited Partners from all sources to be equal to their capital contributions plus a cumulative 10% per annum pre-tax return on their adjusted capital contributions. Through December 31, 1997, no such proceeds had been distributed.

                              SUPER 8 MOTELS, LTD.
                       (A California Limited Partnership)
                    NOTES TO FINANCIAL STATEMENTS (Continued)



NOTE 4 - RELATED PARTY TRANSACTIONS (Continued)

Administrative Expenses Shared by the Partnership and Its Affiliates
There are certain administrative expenses allocated between the Partnership and other partnerships managed by the General Partner and its affiliates. These expenses, which are allocated based on usage, are telephone, data processing, rent of the administrative office and administrative salaries. The administrative expenses allocated to the Partnership were approximately $344,000 in 1997, $338,000 in 1996 and $334,000 in 1995 and are included in general and administrative expenses and motel operations expenses in the accompanying statements of operations. Included in administrative salaries are allocated amounts paid to two employees who are related to Philip B. Grotewohl, the fifty percent stockholder of Grotewohl Management Services, Inc., the General Partner.


NOTE 5 - LEASE COMMITMENTS

The Partnership has long-term lease commitments on land in Modesto, Sacramento, and South San Francisco, California for original terms of 50, 35, and 29 years, respectively. The Partnership has the right to extend the Modesto lease for three consecutive periods of ten years each, the Sacramento lease for five consecutive periods of ten years each, and the South San Francisco lease for five consecutive periods of five years each. The base monthly rent is subject to adjustment at three, two and five year intervals, respectively, to reflect changes in the Consumer Price Index. The Partnership pays all property taxes, assessments and utilities.

The Partnership has entered into three sublease agreements which cover unimproved portions of the Sacramento property and expire on various dates from March, 2003 through June, 2013, with the sublessees' options to renew the subleases of all three parcels of land for five consecutive periods of ten years each.

Rental expense under long-term lease commitments incurred by the Partnership amounted to $278,148 in 1997, $272,438 in 1996 and $268,526 in 1995, less
$86,662 , $84,959  and  $83,058  in  sub-lease  rentals in 1997,  1996 and 1995, respectively. Such amounts are included in motel operations expense in the accompanying statements of operations.

The future lease commitments at December 31, 1997 using the minimum monthly amounts, are as follows:

   Years Ending                                        South San
   December 31:          Modesto       Sacramento     Francisco         Total
   ------------        -----------    ------------   -----------     --------
     1998              $    70,954     $  116,630      $  90,564     $  278,148
     1999                   70,954        116,630         90,564        278,148
     2000                   70,954        116,630         90,564        278,148
     2001                   70,954        116,630         90,564        278,148
     2002                   70,954        116,630         90,564        278,148
   Thereafter            1,892,099      1,341,243        543,384      3,776,726

   Less subleases             -          (992,990)          -          (992,990)
                    --------------     -----------   -----------     -----------
        Total           $2,246,869     $  931,403       $996,204     $4,174,476
                        ==========     ==========       ========     ==========

                              SUPER 8 MOTELS, LTD.
                       (A California Limited Partnership)
                    NOTES TO FINANCIAL STATEMENTS (Continued)




NOTE 6 - NOTE PAYABLE

The note payable is due to a federal savings bank, with monthly interest and principal payments of $9,061. The interest rate is adjusted monthly and the payment is adjusted annually. The interest rate was equal to 8.5% as of December 31, 1997 and is the lesser of 3% over the cost of funds index of the Federal Home Loan Bank of San Francisco or 14.5% but not less than 8.5%. A balloon payment of approximately $740,000 for the balance of the principal is due in May 2003. The note is collateralized by a first deed of trust on the leasehold interests in real property in South San Francisco.

Note payable maturities are as follows:

                Years Ending December 31:
                           1998                      $  30,636
                           1999                         33,344
                           2000                         36,291
                           2001                         39,499
                           2002                         42,990
                           2003                        749,801
                                                     ---------
                               Total                  $932,561


NOTE 7 - MOTEL OPERATING EXPENSES

The following table summarizes the major components of motel operating expenses for the following years:

                                                1997           1996       1995
                                             ---------     ---------    -------

Salaries and related costs                  $  824,819    $  790,722  $ 764,251
Rent                                           193,120       187,479    185,468
Franchise and advertising fees                 203,358       183,444    168,690
Utilities                                      179,184       166,900    168,641
Allocated costs, mainly indirect salaries      279,007       276,096    272,411
Replacement and renovations                     65,491        48,861    100,459
Other operating expenses                       752,589       665,032    633,369
                                           -----------   ----------- ----------

    Total motel operating expenses          $2,497,568    $2,318,534 $2,293,289
                                            ==========    ========== ==========


NOTE 8 - CONCENTRATION OF CREDIT RISK

The Partnership maintains its cash accounts in seven commercial banks located in California. Accounts at each bank are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000 per bank. A summary of the total insured and uninsured cash balances (not reduced by outstanding checks) as of December 31, 1997 follows:

    Total cash in all California banks                               $866,080
    Portion insured by FDIC                                          (696,729)
                                                                     --------
        Uninsured cash balances                                      $169,351

                              SUPER 8 MOTELS, LTD.
                       (A California Limited Partnership)
                    NOTES TO FINANCIAL STATEMENTS (Continued)


NOTE 9 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash and cash equivalents - The carrying amount approximates fair value because of the short-term maturity of these instruments.

Long-term debt - The carrying amount of the Partnership's notes payable approximate fair value.


NOTE 10 - LEGAL PROCEEDINGS AND SUBSEQUENT EVENT

On October 27, 1997, a complaint was filed in the United States District Court by the General Partner naming as defendants Everest/Madison Investors, LLC, Everest Lodging Investors, LLC, Everest Properties II, LLC, Everest Properties, Inc., W. Robert Kohorst, David I. Lesser, The Blackacre Capital Group, L.P., Blackacre Capital Management Corp., Jeffrey B. Citron, Ronald J. Kravit, and Stephen P. Enquist. The complaint alleged that the defendants violated certain provisions of the Security and Exchange Act of 1934 and sought injunctive and declarative relief

On October 28, 1997, a complaint was filed in the Superior Court of the State of California, Sacramento County by Everest Lodging Investors, LLC and Everest/Madison Investors, LLC as plaintiffs against the General Partners of the Partnership and four other partnerships which have common general partners as nominal defendants. The complaint pertained to the receipt by the defendants of franchise fees and reimbursement of expenses, the indications of interest made by the plaintiffs in purchasing the properties of the nominal defendants, and the alleged refusal of the defendants to provide information required by the terms of the Partnership's partnership agreement and California law.

On February 20, 1998, the parties entered into a settlement agreement and both of the above complaints were dismissed. Pursuant to the terms of the settlement agreement, the General Partner has agreed to proceed with the marketing for sale of the properties of the Partnerships, among other things, if by June 30, 1998, it receives an offer to purchase one or more properties for a cash price equal to 75% or more of the appraised value. In addition, the General Partner has agreed to submit the offer for approval to the limited partners and other procedures as required by the partnership agreements and applicable law. The General Partner has also agreed that upon the sale of one or more properties, to distribute promptly the proceeds of the sale after payment of payables and retention of reserves to pay anticipated expenses. The Everest Defendants agreed not to generally solicit the acquisition of any additional units of the Partnerships without first filing necessary documents with the SEC. Under the terms of the settlement agreement, the Partnerships have agreed to reimburse the Everest Defendants for certain costs not to exceed $60,000, to be allocated among the Partnerships. Of this amount, the Partnership will pay approximately $12,000 during the year ended December 31, 1998.



                              SUPER 8 MOTELS, LTD.
                       (A California Limited Partnership)
                                  Balance Sheet
                      March 31, 1998 and December 31, 1997

                                                        3/31/98                  12/31/97
                                                  ---------------------    ---------------------

                                     ASSETS
Current Assets:
   Cash and temporary investments               $              896,546   $              812,763
   Accounts receivable                                         105,689                  126,154
   Prepaid expenses                                              2,249                   21,588
                                                  ---------------------    ---------------------
    Total current assets                                     1,004,484                  960,505
                                                  ---------------------    ---------------------

Property and Equipment:
   Buildings                                                 5,223,252                5,223,252
   Furniture and equipment                                   1,184,933                1,147,274
                                                  ---------------------    ---------------------
                                                             6,408,185                6,370,526
   Accumulated depreciation                                (4,916,985)              (4,858,036)
                                                  ---------------------    ---------------------

    Property and equipment, net                              1,491,200                1,512,490
                                                  ---------------------    ---------------------

Other Assets:                                                   16,519                   17,312
                                                  ---------------------    ---------------------

    Total Assets                                $            2,512,203   $            2,490,307
                                                  =====================    =====================

                        LIABILITIES AND PARTNERS' EQUITY
Current Liabilities:
   Current portion of note payable              $               31,292   $               30,636
   Accounts payable and accrued liabilities                    299,338                  217,743
                                                  ---------------------    ---------------------
    Total current liabilities                                  330,630                  248,379

Long - Term Liabilities:
   Note payable                                                893,852                  901,925
                                                  ---------------------    ---------------------
    Total liabilities                                        1,224,482                1,150,304
                                                  ---------------------    ---------------------

Contingent Liabilities (See Note 1)

Partners' Equity:
   General Partners                                             76,932                   75,455
   Limited Partners                                          1,210,789                1,264,548
                                                  ---------------------    ---------------------
    Total partners' equity                                   1,287,721                1,340,003
                                                  ---------------------    ---------------------

Total Liabilities and Partners' Equity          $            2,512,203   $            2,490,307
                                                  =====================    =====================


                                    UNAUDITED
    The accompanying notes are an integral part of the financial statements.
                                      F-12


                              SUPER 8 MOTELS, LTD.
                       (A California Limited Partnership)
                             Statement of Operations
               For the Three Months Ending March 31, 1998 and 1997

                                                    Three Months             Three Months
                                                       Ended                    Ended
                                                      3/31/98                  3/31/97
                                                ---------------------    ---------------------

Income:
    Guest room                                $              915,699   $              911,720
    Telephone and vending                                     15,136                   21,702
    Interest                                                   7,237                   10,067
    Other                                                      7,834                    8,844
                                                ---------------------    ---------------------
     Total Income                                            945,906                  952,333
                                                ---------------------    ---------------------

Expenses:
    Motel operating expenses (Note 2)                        591,225                  575,173
    General and administrative                                55,230                   28,635
    Depreciation and amortization                             62,842                   61,492
    Interest                                                  19,712                   20,319
    Property management fees                                  46,957                   47,152
    Partnership management fees                               22,222                   16,667
                                                ---------------------    ---------------------
     Total Expenses                                          798,188                  749,438
                                                ---------------------    ---------------------

    Net Income (Loss)                         $              147,718   $              202,895
                                                =====================    =====================

Net Income (Loss) Allocable
 to General Partners                                          $1,477                   $2,029
                                                =====================    =====================

Net Income (Loss) Allocable
 to Limited Partners                                        $146,241                 $200,866
                                                =====================    =====================

Net Income (Loss)
 per Partnership Unit                                         $29.25                   $40.17
                                                =====================    =====================

Distribution to Limited Partners
 per Partnership Unit                                         $40.00                   $30.00
                                                =====================    =====================


                                    UNAUDITED
    The accompanying notes are an integral part of the financial statements.
                                     F-13





                              SUPER 8 MOTELS, LTD.
                       (A California Limited Partnership)
                    Statement of Changes in Partners' Equity
               For the Three Months Ending March 31, 1998 and 1997

                                                  1998                     1997
                                          ---------------------    ---------------------
General Partners:
 Balance at beginning of year           $               75,455   $               66,559
 Net income (loss)                                       1,477                    2,029
                                          ---------------------    ---------------------
  Balance at end of period                              76,932                   68,036
                                          ---------------------    ---------------------


Limited Partners:
 Balance at beginning of year                        1,264,548                1,683,840
 Net income (loss)                                     146,241                  146,241
 Distributions to limited partners                   (200,000)                (150,000)
                                          ---------------------    ---------------------
  Balance at end of period                           1,210,789                1,680,081
                                          ---------------------    ---------------------

  Total balance at end of period        $            1,287,721   $            1,748,117
                                          =====================    =====================





                                    UNAUDITED
    The accompanying notes are an integral part of the financial statements.
                                     F-14



                              SUPER 8 MOTELS, LTD.
                       (A California Limited Partnership)
                             Statement of Cash Flows
               For the Three Months Ending March 31, 1998 and 1997

                                                                        1998                     1997
                                                                ---------------------    ---------------------
Cash flows from operating activities:
   Received from motel revenues                               $              960,454   $              944,513
   Expended for motel operations and
    general and administrative expenses                                    (614,648)                (599,717)
   Interest received                                                           5,917                    8,765
   Interest paid                                                            (19,765)                 (20,367)
                                                                ---------------------    ---------------------
      Net cash provided by operating activities                              331,958                  333,194
                                                                ---------------------    ---------------------

Cash flows from investing activities:
   Purchases of property and equipment                                      (40,758)                 (33,228)
                                                                ---------------------    ---------------------
      Net cash provided (used) by investing activities                      (40,758)                 (33,228)
                                                                ---------------------    ---------------------

Cash flows from financing activities:
   Principal payments on notes payable                                       (7,417)                  (6,815)
   Distributions paid to limited partners                                  (200,000)                (150,000)
                                                                ---------------------    ---------------------
      Net cash provided (used) by financing activities                     (207,417)                (156,815)
                                                                ---------------------    ---------------------

      Net increase (decrease) in cash
       and temporary investments                                              83,783                  143,151
      Cash and Temporary Investments:
        Beginning of period                                                  812,763                1,058,309
                                                                ---------------------    ---------------------

                End of period                                 $              896,546   $            1,201,460
                                                                =====================    =====================

Reconciliation of net income to net cash provided
 by operating activities:
   Net income (loss)                                          $              147,718   $              202,895
                                                                ---------------------    ---------------------
   Adjustments to reconcile net income to net
   cash provided by operating activities:
      Depreciation and amortization                                           62,842                   61,492
      (Increase) decrease in accounts receivable                              20,465                      945
      (Increase) decrease in prepaid expenses                                 19,339                   19,116
      Increase (decrease) in accounts payable
       and accrued liabilities                                                81,594                   48,746
                                                               ---------------------    ---------------------
         Total adjustments                                                   184,240                  130,299
                                                               ---------------------    ---------------------
         Net cash provided by
           operating activities                              $              331,958   $              333,194
                                                               =====================    =====================

                                    UNAUDITED
    The accompanying notes are an integral part of the financial statements.

                              SUPER 8 MOTELS, LTD.
                       (A California Limited Partnership)
                          Notes to Financial Statements
               For the Three Months ending March 31, 1998 and 1997

Note 1:
The attached interim financial statements include all adjustments (consisting of only normal recurring adjustments) which are, in the opinion of management, necessary to a fair statement of the results for the period presented.

Users of these interim financial statements should refer to the audited financial statements for the year ended December 31, 1997 for a complete disclosure of significant accounting policies and practices and other detail necessary for a fair presentation of the financial statements.

In accordance with the partnership agreement, the following information is presented related to fees paid or accrued to the General Partner or affiliate for the period.

          Property Management Fees                        $46,957

          Franchise Fees                                  $18,326

          Partnership Management Fees                     $22,222

Note 2:
The following table summarizes the major components of motel operating expenses for the periods reported:

                                          Three Months             Three Months
                                             Ended                    Ended
                                            3/31/98                  3/31/97
                                      ---------------------    ----------------

Salaries and related costs          $              209,931   $          199,494
Rent                                                48,292               47,911
Franchise and advertising                           45,816               45,643
Utilities                                           33,093               41,587
Allocated costs,
 mainly indirect salaries                           74,642               66,165
Replacements and renovations                        17,644                9,904
Other operating expenses                           161,807              164,469
                                      ---------------------    ----------------

Total motel operating expenses      $              591,225   $          575,173
                                      =====================    ================

     The following additional material contingencies are required to be restated in interim reports under federal securities law: None.

                                                                 APPENDIX 1



                                                       REVISED PRELIMINARY COPY


                              SUPER 8 MOTELS, LTD.,
                        a California limited partnership

                            ______________________


                  Notice of Proposed Actions By Written Consent


TO THE LIMITED PARTNERS OF
SUPER 8 MOTELS, LTD.:

The Limited Partners of SUPER 8 MOTELS, LTD., a California limited partnership (the "Partnership"), are being asked by the Partnership and the General Partner to consider and approve by written consent the proposed sale of substantially all of the Partnership's assets and the dissolution of the Partnership.

The Limited Partners of the Partnership are entitled to vote on the proposals by completing, executing and returning to the Partnership the enclosed form of Actions by Written Consent of Limited Partners.

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED POSTPAID CONSENT CARD AND RETURN IT PROMPTLY. ONLY CONSENTS RECEIVED ON OR BEFORE JULY ____, 1998 (UNLESS EXTENDED BY THE GENERAL PARTNER PURSUANT TO NOTICE MAILED TO THE LIMITED PARTNERS) WILL BE COUNTED TO DETERMINE WHETHER THE PROPOSAL IS APPROVED.



June ___, 1998



Grotewohl Management Services, Inc.,
a California corporation,
General Partner

                                                                      APPENDIX 2


                                                        REVISED PRELIMINARY COPY


                 ACTIONS BY WRITTEN CONSENT OF LIMITED PARTNERS

                              SUPER 8 MOTELS, LTD.,
                        a California limited partnership
                                  2030 J Street
                          Sacramento, California 95814
                                 (916) 442-9183

THIS CONSENT IS SOLICITED ON BEHALF OF THE PARTNERSHIP AND THE GENERAL PARTNER.

The undersigned votes all the units of limited partnership interest of Super 8 Motels, Ltd., a California limited partnership, held of record by him, her or it as follows:


          PROPOSAL TO APPROVE THE SALE OF SUBSTANTIALLY ALL OF THE
          PARTNERSHIP'S   ASSETS,   as  described  in  the   Information
          Statement dated June ___, 1998. Please mark one of the following:


                   FOR [  ]         AGAINST [  ]      ABSTAIN [  ]


          PROPOSAL TO APPROVE THE DISSOLUTION OF THE PARTNERSHIP, as described in the Information Statement dated June ___, 1998. Please mark one of the following:


                   FOR [  ]         AGAINST [  ]      ABSTAIN [  ]

This Consent, when properly executed and returned to the Partnership, will be voted in the manner directed herein by the undersigned limited partner.

IF NO DIRECTION IS MADE, THIS CONSENT, IF SO EXECUTED AND RETURNED, WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE.

Please sign exactly as name appears below:        When Units are held by joint
                                                  tenants, both should sign.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such. If a
                                                  corporation,  please sign in
                                                  full corporate name by
                                                  president or other authorized
                                                  officer.  If a  partnership,
                                                  please sign in partnership
                                                  name by  authorized person.

DATED:             , 1998
                                    ----------------------------------
                                    Signature

                                    -----------------------------------
                                    Additional signature, if held jointly
PLEASE MARK, SIGN, DATE AND
RETURN THIS
POSTPAID CONSENT CARD.